UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 20, 2009

Nature Vision, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-7475	41-0831186
(Commission File Number)	(IRS Employer Identification No.)

1480 Northern Pacific Road
Brainerd, Minnesota 56401
(Address of Principal Executive Offices and Zip Code)

(218) 825-0733
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 20, 2009, Nature Vision, Inc. (the “Company” or “Nature Vision”) received written notification from The Nasdaq Stock Market (“Nasdaq”) that the Company fails to comply with the minimum stockholders’ equity requirement for continued listing set forth in Nasdaq Listing Rule 5550(b) because the Company’s stockholders’ equity is below the Nasdaq minimum stockholders’ equity listing requirement of $2,500,000, and that the Company’s securities are, therefore, subject to delisting from The Nasdaq Capital Market.  The letter also indicated that the Nasdaq Staff is reviewing the Company’s eligibility for continued listing on The Nasdaq Capital Market and requests that Nature Vision provide on or before June 4, 2009, the Company’s specific plan to achieve and sustain compliance with all The Nasdaq Capital Market listing requirements, including the time frame for completion of the plan.   The Nasdaq letter further states that if, after the conclusion of its review process, the Nasdaq Staff determines that Nature Vision’s plan does not adequately address the issues noted, it will provide written notification that Nature Vision’s securities will be delisted. At that time, Nature Vision may appeal the Nasdaq Staff’s decision to a Nasdaq Listing Qualifications Panel.  If the plan is submitted and is accepted, the Company may be provided with up to 105 calendar days from May 20, 2009 to demonstrate compliance.  The Company is determining if they will submit such a plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE VISION, INC.
Date: May 27, 2009
/s/ Robert P. King
Robert P. King
Chief Financial Officer

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